Exhibit 3.2

BY-LAWS

OF

INRAD OPTICS, INC.

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office of Inrad Optics, Inc. (the “Corporation”) shall be located at 181 Legrand Avenue, Northvale, NJ 07647, or at such other place as is determined by the Corporation's Board of Directors (the “Board” or “Board of Directors”).

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of New Jersey, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1. Place of Meeting. All meetings of the shareholders for the election of directors and for any other purpose shall be held at such time and place, within or without the State of New Jersey, as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. Annual meetings of shareholders shall be held in the month of October, on such day and at such time as the Board of Directors shall designate, at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Notice of Annual Meeting. Notice of the annual meeting shall be given by first class mail or by email with a read receipt received, not more than sixty (60) days nor less than ten (10) days prior to the date of the annual meeting, a written notice stating the date, time and place thereof, directed to each shareholder of record entitled to vote at the meeting at his, her or its mailing address or email address as the same appears upon the records of the Corporation.

Section 4. List of Shareholders. Prior to each annual or special meeting of the shareholders, the officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at said meeting, which shall be arranged in alphabetical order and include the address of and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any shareholder who may be present.

Section 5. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Certificate of Incorporation, as may be amended from time to time (the “Certificate of Incorporation”), may be called by the CEO or the Secretary, and shall be called by the CEO or Secretary at the request in writing of a majority of the directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Notice of Special Meeting. Notice of a special meeting shall be given by first class mail or by email with a read receipt received, not more than sixty (60) days nor less than ten (10) days prior to the date of the special meeting, a written notice stating the date, time and place thereof, directed to each shareholder of record entitled to vote at the meeting at his, her or its mailing address or email address as the same appears upon the records of the Corporation.

Section 7. Business Transacted at a Special Meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

Section 8. Quorum. Except as otherwise provided in the Certificate of Incorporation, the holders of issued and outstanding shares of Corporation capital stock entitled to cast a majority of the votes at a meeting of shareholders, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders; provided, that when a specified matter is required to be voted on by a class or series of capital stock, voting as a separate class, the holders of issued and outstanding shares of such series or class entitled to cast a majority of the votes at a meeting of the holders of shares of such series or class, present in person or by proxy, shall constitute a quorum for the transaction of business with respect to such matter.

Section 9. Method of Voting. Except as otherwise provided in the Certificate of Incorporation, each shareholder shall, at every meeting of the shareholders, be entitled to one vote for each share of capital stock held by such shareholder.

Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy shall be executed in writing by the shareholder or his, her or its agent, except that a proxy may be given by a shareholder or his, her or its agent by telegram or cable or its equivalent. No proxy shall be valid for more than eleven (11) months, unless a longer time is expressly provided therein. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of a shareholder but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his, her or its place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

Section 10. Action by Shareholders Without a Meeting. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or provision of the Certificate of Incorporation, the meeting and the vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, and in the case of any action to be taken pursuant to Chapter 10 of Title 14A of the Revised Statutes of the State of New Jersey, the Corporation provides to all other shareholders the advance notification required by N.J.S.A. 14A:5-6(2)(b).

Subject to the provisions of N.J.S.A. 14A:5-6(2), whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or provision of the Certificate of Incorporation, other than the election of directors, the meeting and vote of shareholders may be dispensed with and the action may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

Section 11. Electronic Participation. Shareholders may participate in and hold a meeting by means of conference telephone, Internet, or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. In addition, pursuant to N.J.S.A. 14A:5-1, a shareholder may participate in a meeting of shareholders by means of remote communication to the extent the Board of Directors authorizes that participation. A shareholder participating in a meeting of shareholders by means of remote communication shall be deemed present in person and shall be entitled to vote at the meeting regardless of whether that meeting is held at a designated place or solely by means of remote communication. In any shareholder meeting conducted in part or solely by means of remote communication in reliance upon N.J.S.A. 14A:5-1(1), the Corporation must implement reasonable measures to (a) verify that each person participating remotely is a shareholder or a proxy of a shareholder; (b) provide each shareholder participating remotely with a reasonable opportunity to participate in the meeting, including an opportunity to vote on matters submitted to the shareholders, and to read or hear the proceedings of the meeting substantially concurrently with those proceedings; and (c) record and maintain a record of any shareholder votes or other actions taken by remote communication at the meeting.

Section 12. Conduct at Meetings. At each meeting of shareholders, the CEO of the Corporation, or in his or her absence, the President of the Corporation, or in his or her absence, a chairman chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, the CEO, President or chairman (as applicable) shall have the authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such CEO, President or chairman (as applicable) are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the CEO, President, or chairman (as applicable) shall permit, restrictions on entry at the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulations with respect to the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The CEO, President or chairman (as applicable) shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the CEO, President or chairman (as applicable). The CEO, President or chairman (as applicable) may rule that a resolution, nomination or motion not be submitted to the shareholders for a vote unless seconded by a shareholder or a proxy for a shareholder. The CEO, President or chairman (as applicable) may require that any person who is neither a bona fide shareholder nor a proxy for a bona fide shareholder leave the meeting, and upon the refusal of a shareholder to comply with a procedural ruling of the CEO, President or chairman (as applicable) which the CEO, President or chairman (as applicable) deems necessary for the proper conduct of the meeting, may require that such shareholder leave the meeting. The CEO, President or chairman (as applicable) may, on his or her own motion, summarily adjourn any meeting for any period he or she deems necessary if he or she rules that orderly procedures cannot be maintained at the meeting. Unless, and to the extent, determined by the Board of Directors or the CEO, President or chairman (as applicable), meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 13. Procedure Necessary to Bring Business Before an Annual Meeting. To be properly brought before an annual meeting of shareholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing, by personal delivery, by United States mail, postage prepaid, or by email, to the Secretary of the Corporation not less than one hundred twenty (120) days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if the Corporation did not release a proxy statement in connection with the previous year's annual meeting then the shareholder must give such notice not later than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 13 of Article II and any other applicable requirements; provided, however, that nothing in this Section 13 of Article II shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 13 of Article II or any other applicable requirements, which determination shall be conclusive, and, as a result, any such business shall not be transacted.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The number of directors which shall constitute the entire Board shall be not less than one (1) nor more than eleven (11) directors. The Board currently consists of one (1) director, and thereafter the number of directors which shall constitute the whole Board may be increased or decreased by resolution of the Board of Directors, but shall in no case be less than one (1) director. The directors shall be elected at the annual meeting of shareholders, or at a special meeting of shareholders called for such purpose, and each director elected shall hold office until his or her successor is elected and qualifies. Directors need not be shareholders.

Section 2. Nominations. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by a shareholder entitled to vote in the election of directors generally.

Section 3. Vacancies; Newly Created Directorship. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 4. Powers. The business and affairs of the Corporation shall be governed by the Board. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation directed or required to be exercised or done by the shareholders.

Section 5. Removal. Any director or directors may be removed from office either with or without cause by the shareholders then entitled to vote for the election of directors, at any meeting of shareholders called expressly for that purpose. In the case of a director elected by a class or series of shares, that director may only be removed by a class vote of the holders of shares entitled to vote for that director's election.

Section 6. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New Jersey. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors, or upon the conclusion of the shareholders' meeting at which time they were elected, without further notice. At such meeting the Board of Directors shall elect from their own number a Chairman of the Board for the ensuing year and until his or her successor is elected and qualified, and transact such other business as may come before the meeting.

Section 7. Regular Meetings. Regular meetings of the Board may be held on five (5) days written notice, at such time as shall be from time to time determined by the Board. Written notice for any such meeting shall state the place, date and time of the meeting and shall be delivered either personally or by first class mail, by email, facsimile or overnight courier service.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the CEO or the Secretary, and shall be called by the CEO or Secretary at the request in writing of at least one (1) director. Written notice of any special meeting shall be given, either personally or by first class mail, by email, facsimile or overnight courier service, to each director at least two (2) days prior to the date thereof.

Section 9. Place of Meeting; Waiver of Notice. Meetings of the Board of Directors shall be held at such place as shall be designated in the notice of meeting if notice is required. Notice of any meeting, if required, need not be given to any director who signs a waiver of notice before or after the meeting. The attendance of any director at any meeting without the director protesting prior to the conclusion of such meeting the lack of notice thereof shall constitute a waiver of notice by such director.

Section 10. Adjournment. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting if the time and place are fixed at the meeting at which the adjournment is taken and the period of adjournment does not exceed ten (10) days in any one adjournment.

Section 11. Quorum. Except as otherwise provided in the Certificate of Incorporation, a majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 12. Manner of Acting. Except as otherwise provided in the Certificate of Incorporation or herein, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 13. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or by a committee thereof may be taken without a meeting if, prior to such action, all of the members of the Board or committee consent in writing or by electronic transmission to a resolution authorizing the action. Such written consents may be executed in counterparts, and shall be filed with the minutes of the Corporation.

Section 14. Electronic Participation. Members of the Board of Directors or a committee of the Board may participate in, or conduct all or any part of any meeting by, means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other. A director participating in a meeting by electronic means shall be deemed to be present in person at the meeting.

Section 15. Compensation of Directors. The directors may be paid their expenses, if any, relating to their attendance at meetings of the Board of Directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at meetings of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

Section 1. Officers. The officers shall be a Chief Executive Officer (“CEO”), a President, a Treasurer, a Secretary and, if desired, one or more Vice Presidents, and other officers as deemed necessary or desirable. The officers shall be elected by the Board of Directors at its regular meeting following the annual meeting of shareholders or at any other meeting of the Board of Directors. The Board of Directors may also choose one or more Assistant Secretaries or Assistant Treasurers, and may designate one or more Vice Presidents to be executive or senior Vice Presidents. One person may hold two (2) or more offices.

Section 2. Term; Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed or suspended at any time by the affirmative vote of a majority of the directors at any meeting of the Board at which there is a quorum, without the necessity of specifying any cause therefor and without any prior notice of such action to the officer so removed or suspended.

Section 3. Vacancies. Any vacancy in the Office of the CEO or any other office shall be filled by the Board of Directors.

Section 4. Chief Executive Officer. The CEO shall in general, subject to the control of the Board of Directors, supervise and control all of the business and affairs of the Corporation. All other officers shall be subject to the authority and supervision of the CEO. The CEO may enter into and execute in the name of the Corporation contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The CEO shall have the general powers and duties of management usually vested in the office of president of a corporation.

Section 5. President and Vice Presidents. The Board of Directors may appoint a President and one or more Vice Presidents, each of whom shall perform such duties and possess such powers as shall be assigned him or her by the CEO or the Board, but in the event of the death or any disability of the CEO preventing the CEO from performing his or her duties as CEO, the President shall have the powers of the CEO until a new CEO is elected in accordance with these Bylaws.

Section 6. Treasurer and Assistant Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep or cause to be kept regular books of account for the Corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer or as shall be assigned to the Treasurer by the CEO or the Board. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer set forth herein and as the CEO or the Board from time to time may prescribe.

Section 7. Secretary and Assistant Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these By-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the shareholders and the Board of Directors, shall have charge of the corporate records of the Corporation and shall keep a register of the post-office address of each shareholder which shall be furnished to the Secretary by such shareholder. The Secretary shall perform such other duties and possess such other powers as are incident to the office of the secretary or as are assigned by the CEO or the Board. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries, in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary set forth herein and as the CEO or the Board from time to time may prescribe.

Section 8. Subordinate Officers and Agents. The Board may elect or appoint such other officers and agents as it shall deem necessary or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the CEO or the Board.

ARTICLE V

EXECUTION OF DOCUMENTS

Section 1. Commercial Paper and Contracts. All checks, notes, drafts and other commercial paper of the Corporation shall be signed by the CEO or Treasurer of the Corporation or by such other person or persons as the Board of Directors may from time to time designate.

Section 2. Other Instruments. All contracts, deeds, mortgages and other instruments shall be executed by the CEO, the President or any Vice President or any such other person or persons as the Board of Directors may from time to time designate, and, if necessary, by the Secretary or any Assistant Secretary.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation shall end on December 31st of each year.

ARTICLE VII

CERTIFICATES REPRESENTING SHARES

Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be executed by the CEO or the President and by the Secretary or the Treasurer, unless the Board of Directors shall direct otherwise.

ARTICLE VIII

RECORD DATE

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or in order to make a determination of shareholders for any other purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action or event to which it relates. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this Article VIII, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

ARTICLE IX

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends or make other distributions on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Certificate of Incorporation and by statute.

ARTICLE X

AMENDMENT

These By-laws may be altered, amended or repealed, or new by-laws may be adopted by the Board of Directors, at any regular meeting of the Board of Directors or of any special meeting of the Board of Directors. These By-laws, or any new by-laws adopted by the Board, may also be altered, amended or repealed, or new by-laws may be adopted, by the shareholders, at any annual or special meeting of shareholders if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such meeting.

ARTICLE XI

INDEMNIFICATION

Section 1. The Corporation shall indemnify a Corporate Agent (as defined in Section 8 of this Article) against his or her expenses and liabilities actually and reasonably incurred in connection with the defense of any proceeding involving the Corporate Agent by reason of his or her being or having been such a Corporate Agent, other than a proceeding by or in the right of the Corporation, if (a) such Corporate Agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and (b) with respect to any criminal proceeding, such Corporate Agent had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Corporate Agent did not meet the applicable standards of conduct set forth in subparts (a) and (b) herein.

Section 2. The Corporation shall indemnify a Corporate Agent against his or her liabilities and expenses, actually or reasonably incurred by him or her in connection with the defense, in any proceeding, by or in the right of the Corporation to procure a judgment in its favor which involves the Corporate Agent by reason of his or her being or having been such Corporate Agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such Corporate Agent shall have been adjudged liable to the Corporation unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such Corporate Agent is fairly and reasonably entitled to indemnity for such expenses or liabilities as the New Jersey Superior Court or such other court shall deem proper.

Section 3. The Corporation shall indemnify a Corporate Agent against expenses (including attorneys’ fees) to the extent that such Corporate Agent has been successful on the merits or otherwise in any proceeding referred to in Sections 1 and 2 of this Article or in defense of any claim, issue or matter therein.

Section 4. Any indemnification under Section 1 of this Article and, unless ordered by a court, under Section 2 of this Article, may be made by the Corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the Corporate Agent met the applicable standard of conduct set forth in Sections 1 or 2 of this Article. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors by a majority vote of the disinterested directors so directs, by independent legal counsel in a written opinion, such counsel to be designated by the Board of Directors; or (c) by the shareholders.

Section 5. Expenses incurred by a Corporate Agent in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding, as authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified as provided in this Article XI.

Section 6. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article shall not exclude any other rights to which a Corporate Agent may be entitled under the Corporation's Certificate of Incorporation, a By-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a Corporate Agent if a judgment or other final adjudication adverse to the Corporate Agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the Corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the Corporate Agent of an improper personal benefit.

Section 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any Corporate Agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a Corporate Agent, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this section. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insurers.

Section 8. For purposes of this Article XI, the following definitions, as well as all other definitions set forth in N.J.S.A. 14A:3-5, shall apply:

(a)            “Corporate Agent” shall mean any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any Other Enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. Furthermore, any Corporate Agent also serving as a “fiduciary” of an employee benefit plan governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974” (ERISA) as amended from time to time, shall serve in such capacity as a Corporate Agent, if the Corporation shall have requested any such person to serve. Additionally, the Corporation shall be deemed to have requested such person to serve as a fiduciary of an employee benefit plan, only where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan.

(b)            “Other Enterprise” shall mean any domestic or foreign corporation other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise (including employee benefit plans governed by ERISA), whether or not for profit, served by a Corporate Agent.

ARTICLE XII

LOANS TO AND GUARANTEES OF OBLIGATIONS
OF OFFICERS, DIRECTORS AND EMPLOYEES

The Corporation may lend money to, or guarantee any obligation of, or otherwise assist, any officer or other employee of the Corporation or of any subsidiary, even if said officer or other employee is also a director of the Corporation or of any subsidiary, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. Such loan, guarantee or assistance, if made to an officer or employee who is also a director, must be authorized by a majority of the directors then in office. Any such loan, guarantee or other assistance may be made with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of this Corporation, and may be made upon such other terms and conditions as the Board may determine. The proceeds of any such loan may be applied to the purchase of shares of the Corporation and any shares so purchased shall be deemed to be fully paid and non-assessable.

ARTICLE XIII

INCONSISTENCY WITH CERTIFICATE OF INCORPORATION

In the event that any of the provisions of these By-laws is inconsistent with any provision of the Corporation's Certificate of Incorporation, the provision of the Certificate of Incorporation shall apply.

Adopted: July 2, 2024